Predicting Your CardioVascular Health Non-Invasively
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Fiscal Year 2000
Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End Option Values
Certain Relationships and Related Transactions
Compliance with Section 16(a) of the Securities Exchange Act of 1934
PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

HYPERTENSION DIAGNOSTICS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[HDI LOGO]

Predicting Your CardioVascular Health Non-Invasively

November 8, 2000

Dear Shareholder:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders. This meeting will be held on Friday, December 8, 2000 at 10:00 a.m., at the Hilton (Minneapolis/ St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425. Details concerning the meeting are presented in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

      Your vote is important. We encourage you to read the Proxy Statement and sign and return your proxy card in the prepaid envelope provided, so that your shares will be represented at the meeting.

Sincerely,

/s/ Kenneth W. Brimmer

Kenneth W. Brimmer

Chairman of the Board

2915 Waters Road, Suite 108, Eagan, MN 55121-1562 USA

651-687-9999 • Fax 651-687-0485 • 1-888-PulseWave (785-7392)	www.hdi-pulsewave.com

[HDI LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 8, 2000

      Notice is hereby given that the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. (the “Company”) will be held at the Hilton (Minneapolis/ St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425, on Friday, December 8, 2000 at 10:00 a.m., local time, for the following purposes:

1.	To elect one director, currently serving as a Class II director, to hold office for a term of three years or until a successor has been elected.

2.	To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2001.

3.	To transact any other business as may properly come before the Annual Meeting or any adjournment(s).

      Shareholders of record at the close of business on October 24, 2000 will be entitled to notice of and to vote at the Annual Meeting.

      Since a majority of the outstanding shares of the Company’s Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

/s/ Kenneth W. Brimmer

Kenneth W. Brimmer
Chairman of the Board of Directors

Eagan, Minnesota

November 8, 2000

To ensure your representation at the Annual Meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire. This proxy is solicited on behalf of the Board of Directors of the Company.

HYPERTENSION DIAGNOSTICS, INC.

2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

PROXY STATEMENT

      The Board of Directors of Hypertension Diagnostics, Inc. (the “Company”) is soliciting your proxy for use at the 2000 Annual Meeting of Shareholders to be held on Friday, December 8, 2000 or any adjournment(s). This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about November 8, 2000.

GENERAL INFORMATION

Voting

      Each share of the Company’s Common Stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided.

      If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR Proposal 1 — Election of one incumbent nominee for Class II director as described below, and FOR Proposal 2 — appointment of the independent auditors.

Quorum and Vote Requirements

      The total number of shares outstanding as of October 24, 2000 and entitled to vote at the meeting consisted of 5,266,157 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on October 24, 2000 will be entitled to vote at the Annual Meeting. A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

      Each of the proposals presented at the Annual Meeting will be approved if a majority of the shares of Common Stock present in person or represented by proxy vote for the proposal. Broker nonvotes are not counted as votes for or against a proposal. Abstentions are counted in determining the total number of votes cast on a proposal. An abstention has the effect of a negative vote.

Revoking A Proxy

      If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

STOCK OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

      The following table shows the amount of Common Stock beneficially owned, as of October 24, 2000, by (1) shareholders known by the Company to hold more than 5% of the Common Stock of the Company, (2) each director and executive officer of the Company, and (3) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at the Company’s address.

	Shares	Percentage
Name of Beneficial Owner	Beneficially Owned(1)	Beneficially Owned

Greg H. Guettler(2)	104,476	2.0%

Charles F. Chesney, D.V.M., Ph.D., R.A.C.(3)	324,522	5.9

James S. Murphy(4)	126,645	2.4

Jay N. Cohn, M.D.(5)	534,385	9.3

Melville R. Bois(6)	84,000	1.6

Kenneth W. Brimmer(7)	90,000	1.7

Stanley M. Finkelstein, Ph.D.(8)	312,071	5.6
Health Informatics Division, Box 609 UMHC, 420 Delaware St. S.E., Minneapolis, Minnesota 55455

Wayne W. Mills(9)	385,000	7.1
The Colonnade, Ste. 290 5500 Wayzata Boulevard Golden Valley, Minnesota 55436

All Officers and Directors as a Group (6 persons)	1,264,028	20.2

(1)	Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options and warrants for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(2)	Includes options and warrants to purchase 83,476 shares.

(3)	Includes options to purchase 271,522 shares.

(4)	Includes options to purchase 76,645 shares.

(5)	Includes options to purchase 460,211 shares.

(6)	Includes options to purchase 59,000 shares.

(7)	Includes options and warrants to purchase 49,000 shares.

(8)	Includes options to purchase 257,688 shares.

(9)	Mr. Mills reported his beneficial ownership on a Schedule 13G filed with the Securities and Exchange Commission on July 10, 2000. The filing indicates Mr. Mills has sole voting power for 385,000 shares and sole dispositive power for 385,000 shares. According to the Schedule 13G, Mr. Mills has no shared voting power and no shared dispositive power. The 385,000 shares include warrants to purchase 150,000 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

      Under the Company’s Bylaws, the Board of Directors may from time to time determine the size of the Board. The Board currently has fixed the number of directors at five.

      The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. At this Annual Meeting, the term of one incumbent director, Greg H. Guettler, is expiring. Mr. Guettler has been nominated for re-election to Class II and, if elected, will serve a term of three years. The terms of Dr. Cohn and Mr. Brimmer expire at the Annual Meeting of Shareholders following fiscal year 2001. Mr. Bois and Dr. Chesney were re-elected at last year’s Annual Meeting and their terms will expire at the Annual Meeting of Shareholders following fiscal year 2002. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

      One director will be elected at the 2000 Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2003 or until his successor is elected. The Board of Directors has nominated for election Greg H. Guettler, who is currently serving as a director.

      It is intended that proxies will be voted for the named nominee. Unless otherwise indicated, the nominee and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believe that the nominee named below will be able to serve, but should the nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

      The names and biographical information concerning the nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominee and the other directors. The nominee listed below has consented to serve if elected. If the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominee for Election to the Board of Directors

Nominee proposed for election for term expiring at the Annual Meeting following fiscal year 2003:

      Greg H. Guettler, age 46. Mr. Guettler has been our President and a Director since September 1997. Mr. Guettler has more than 20 years of experience in sales, marketing and management positions within the medical industry. Prior to joining us, Mr. Guettler was a senior manager at Universal Hospital Services, Inc. (“UHS”), a nationwide provider of medical devices and device management services to the health care industry. During his 14 years at UHS, Mr. Guettler held positions as Director of National and Strategic Accounts where he led a national accounts sales team, as Director of Alternate Care and Specialty Product Promotions where he was responsible for the development of UHS’s alternate care business unit and the nationwide distribution of new medical products, and as Marketing Manager where he was responsible for company-wide marketing and planning. Additionally, Mr. Guettler has held territory, sales, sales management, product management, marketing and business development positions for the American Red Cross Blood Services. Mr. Guettler holds a Bachelor of Arts degree from the University of St. Thomas in St. Paul, Minnesota (1977) and a Master of Business Administration degree (M.B.A.) from the University of St. Thomas Graduate School of Management in St. Paul, Minnesota (1983).

Directors serving continuing terms:

Term Ending After Fiscal Year 2001

      Jay N. Cohn, M.D., age 70. Dr. Cohn has served as a member of our Board of Directors since our inception in July 1988. Since 1974, Dr. Cohn has been employed by the University of Minnesota Medical School as a Professor of Medicine and was Head of the Cardiovascular Division from 1974 through 1997. Dr. Cohn is the co-inventor of the technology used in our HDI/ PulseWave™CR-2000 Research CardioVascular Profiling System. Dr. Cohn is our Chief Clinical Consultant and has been a consultant to several pharmaceutical firms. He became the Chairman of our Scientific and Clinical Advisory Board in 1996. Dr. Cohn is the immediate past President of the International Society of Hypertension and is also a member of the editorial boards of 12 professional journals and of approximately 17 professional societies. Since 1959, Dr. Cohn has published more than 500 scientific articles and a new textbook of cardiovascular medicine. Dr. Cohn received his M.D. degree from Cornell University (1956). Dr. Cohn also is a director of Medco Research, Inc.

      Kenneth W. Brimmer, age 45. Mr. Brimmer was elected to our Board of Directors in November 1995, and was elected Chairman by our Board on June 5, 2000, replacing Melville R. Bois. Mr. Brimmer presently serves as Chairman, CEO and Director of Active IQ Technologies, Inc. Previously, Mr. Brimmer was President of Rainforest Cafe, Inc. from April 1997 until April 2000 and was Treasurer from its inception in 1995. Prior to that, Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor from October 1990 until April 1997, serving as Special Assistant to the Chairman and CEO, Lyle Berman. Mr. Brimmer currently serves on the board of directors of Rainforest Cafe, Inc., New Horizons Kid Quest, Inc., and Oxboro Medical International, Inc., where he is also Chairman.

Term Ending After Fiscal Year 2002

      Melville R. Bois, age 54. Mr. Bois was elected to our Board of Directors in November 1995 and was elected our Chairman in 1997. On June 5, 2000, Mr. Bois resigned as our Chairman but remains as a Director. From January 1996 until September 1997, he was our President and Chief Executive Officer. For more than 30 years, Mr. Bois has been employed by title insurance and financial companies. In 1979, he founded and was the owner of Universal Title Insurance Company. This company became Universal Title and Financial Corporation in 1984 and Mr. Bois continues as its President. Universal Title and Financial Corporation is a private holding company which is engaged in commercial real estate and related records and data management. Mr. Bois has been and is presently a member of the board of directors of several companies, including Hilex Corporation and Grand Forks Abstract Company and since 1988 he has been the owner and President of the Bois Family Foundation, a charitable organization.

      Charles F. Chesney, D.V.M., Ph.D., R.A.C., age 58. Dr. Chesney served as our President and Chief Executive Officer from our inception in 1988 until January 1, 1996, when he became our Executive Vice President and Chief Technology Officer. He has been a member of our Board of Directors since its inception in July 1988 and has been our Secretary since December 1988. From 1978 until 1997, Dr. Chesney was a consultant to P-T Consulting Associates, Inc., a biomedical research, product development and consulting firm, which he owns. From 1984 to 1987, Dr. Chesney was employed by the 3M Company as Research and Development Manager for 3M/ Riker Laboratories in its Pharmaceutical and Health Care Divisions. Dr. Chesney is the founder of a small computer firm which offers data base management systems to large drug and chemical companies and he is the author of more than 30 scientific publications in the field of medical pathology, toxicology and cardiovascular physiology. Dr. Chesney is a member of more than 30 professional societies and has been engaged in new product research and development in the pharmaceutical, medical device and bio-technology industries since 1974. In 1991, Dr. Chesney became “Board Certified” in regulatory affairs by the Certification Board of the Regulatory Affairs Professional Society. Dr. Chesney holds the degree of Doctor of Veterinary Medicine from the University of Minnesota (1970) and a Ph.D. in Medical Pathology with a minor in Cardiovascular Physiology from the University of Wisconsin-Madison (1973).

Meetings and Committees of the Board of Directors

      The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Audit Committee assists the Board in overseeing the Company’s accounting policies, internal auditing procedures, internal controls and financial reporting practices. Its functions include making recommendations regarding the appointment and retention of the Company’s independent auditors and reviewing the scope and results of audits by the independent auditors. Members of the Audit Committee are Messrs. Bois and Brimmer. In accordance with the listing qualifications of The Nasdaq Stock Market, Inc., the Company adopted a formal written Audit Committee charter on June 5, 2000. The Audit Committee will review and assess the adequacy of the charter on an annual basis. The Compensation Committee reviews and makes recommendations to the Board concerning salaries, bonus awards and benefits for officers and key employees. The Committee also administers the Company’s stock option plans. Members of the Compensation Committee are Messrs. Bois and Brimmer and Dr. Cohn.

      The Board of Directors met six times and took written action in lieu of meeting three times during fiscal year 2000. The Audit Committee and the Compensation Committee each met one time during fiscal year 2000. Each incumbent director attended at least 75% of the total number of Board meetings and all of the committee meetings on which he served during fiscal year 2000.

Compensation of Directors

      Members of the Board of Directors receive no cash compensation for such service. However, we have granted to each of our outside directors an option to purchase 25,000 shares at an exercise price of $2.00 per share. On February 19, 1999, we granted each of the outside directors an option to purchase 5,000 shares at an exercise price of $2.81 per share. On February 18, 2000, we granted each of the outside directors an option to purchase 3,000 shares at an exercise price of $4.35 per share. On February 18, 2000, we granted Melville R. Bois an option to purchase 1,000 shares at an exercise price of $4.35 per share for his services as chairman of our Board of Directors for calendar year 1999. Furthermore, we have established for future outside board members an option-based compensation policy for the compensation of such members of our Board of Directors providing that each newly appointed or elected outside director will be granted a ten-year option, vesting over four years, for 20,000 shares of our Common Stock, exercisable at the fair market value of such stock on the date of grant of the option. In addition, each such outside director will be granted an additional option for 3,000 shares of our Common Stock at the end of each year of service, vested as of the date of grant, for a ten-year term exercisable at the fair market value of the Common Stock on the date of grant.

      On October 30, 1995, we entered into a four-year consulting agreement with Jay N. Cohn, M.D., a member of our Board of Directors. Dr. Cohn is also one of our founders and serves as our Chief Clinical Consultant and Chairman of our Scientific and Clinical Advisory Board. The agreement is cancellable for any reason by either us or Dr. Cohn upon 60 days prior notice. Under the terms of the agreement, we agreed to grant Dr. Cohn nonqualified stock options to purchase 449,265 shares, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as clinical liaison and spokesman for our arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of our Products. All of the shares underlying these options have been fully vested.

      On August 28, 1998, our Board of Directors agreed to amend Dr. Cohn’s consulting agreement. Under the amended consulting agreement, Dr. Cohn will perform marketing, sales and public relations activities. As consideration for such additional services, we have agreed to grant to Dr. Cohn an option to purchase 100,000 shares of Common Stock under our 1998 Stock Option Plan, with an exercise price equal to $3.656 per share (which was the fair market value of the Common Stock on the date of grant). The option vests in three equal annual installments commencing on the date of grant. The consulting agreement has been extended through August 2001.

      On January 1, 1996, we entered into a consulting agreement with Melville R. Bois, to serve as our President and Chief Executive Officer on a part-time basis until such time as we appointed another President and/or Chief Executive Officer. Under the terms of the agreement, we agreed to pay Mr. Bois a monthly consulting fee of $4,000 and grant Mr. Bois nonqualified stock options to purchase 12,500 shares, which are exercisable for a period of ten years at an exercise price of $2.00 per share. All of the shares underlying such options have been fully vested. The agreement was terminated by us, in accordance with its terms, upon the hiring of Greg H. Guettler as President in September 1997. On July 1, 1997, we granted Mr. Bois a stock option to purchase 12,500 shares at an exercise price of $2.00 per share. All of the shares underlying such options have been fully vested.

      On February 19, 1999, we granted Mr. Brimmer an option to purchase 10,000 shares of stock at $2.81 per share for extraordinary efforts during our initial public offering.

      Vote Required. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEE

EXECUTIVE COMPENSATION

      The following table sets forth the aggregate compensation for the years indicated for our executive officers who received salary and bonus payments in excess of $100,000.

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual
	Fiscal Year	Compensation		Securities
Name and	Ended			Underlying	All Other
Principal Position	June 30	Salary	Bonus	Options	Compensation

Dennis L. Sellke(1)	2000	$132,308	$12,000	—	$170,723 (2)
Chief Executive Officer	1999	38,154	—	100,000	—
	1998	—	—	—	—

Greg H. Guettler(3)	2000	140,400	13,868	25,428	—
President	1999	132,423	25,200	5,000	—
	1998	105,000	—	150,000	—

Charles F. Chesney, D.V.M.,	2000	136,827	14,929	25,428	—
Executive Vice President,	1999	111,646	20,160	5,000	—
Secretary, and Chief Technology	1998	97,026	—	75,000	—
Officer

James S. Murphy	2000	127,839	12,300	23,124	—
Senior Vice President, Finance	1999	107,905	20,020	5,000	—
and Administration and Chief	1998	76,800	—	53,100	—
Financial Officer

(1)	Mr. Sellke became Chief Executive Officer in April 1999 and resigned from the Board of Directors and ceased serving as Chief Executive Officer effective April 21, 2000.

(2)	Represent severance payments to be made pursuant to the employment agreement with Mr. Sellke.

(3)	Mr. Guettler became President in September 1997.

      The following table provides information about each stock option grant made during the fiscal year ended June 30, 2000 to the named executive officers.

Option Grants In Fiscal Year 2000

	Number of
	Securities	Percent of Total	Exercise
	Underlying	Options Granted	or Base
	Options	to Employees	Price	Expiration
Name	Granted	in Fiscal Year	($/Share)	Date

Dennis L. Sellke	—	—	—	—

Greg H. Guettler	25,428	21.4%	$4.35/share	2/18/2010

Charles F. Chesney, D.V.M.,	25,428	21.4%	$4.35/share	2/18/2010

James S. Murphy	23,124	19.4%	$4.35/share	2/18/2010

      The following table summarizes stock option exercises during the fiscal year ended June 30, 2000 and the total number of options held at the end of fiscal year 2000 by the named executive officers.

Aggregated Option Exercises in Fiscal Year 2000
and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at June 30, 2000		at June 30, 2000(1)
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis L. Sellke	—	$—	60,000	—	$209,880	$—

Greg H. Guettler	—	—	79,476	94,952	328,746	381,560

Charles F. Chesney, D.V.M	—	—	271,522	55,952	1,274,660	208,478

James S. Murphy	—	—	76,645	26,479	317,986	81,287

(1)	The values have been calculated based on the closing bid price for our Common Stock as of June 30, 2000 (before payment of applicable income taxes).

Employment Agreements

      On October 30, 1995, we entered into a five-year employment agreement with Charles F. Chesney to serve as our President and Chief Executive Officer until we appointed another President and Chief Executive Officer, at which time Dr. Chesney became the Executive Vice President and Chief Technology Officer (which occurred on January 1, 1996). Pursuant to the employment agreement, Dr. Chesney was paid a minimum annual salary (exclusive of benefits, bonuses or incentive payments) of $128,000, subject to annual adjustments to reflect increases in the cost of living. Dr. Chesney’s base annual salary, plus benefits, bonuses and incentive payments, must be equal to, or greater than, 80% of that paid to our President and/or Chief Executive Officer. Dr. Chesney also was granted a stock option to purchase 288,046 shares at an exercise price of $1.70 per share. In addition, on August 18, 1997, we granted Dr. Chesney a stock option under the 1995 Option Plan to purchase 75,000 shares at an exercise price of $2.00 per share. The employment agreement was terminable by Dr. Chesney for any reason, upon sixty (60) days written notice. Dr. Chesney may be terminated by us only for “reasonable cause,” as defined. The employment agreement contained certain confidentiality obligations. On February 19, 1999, we granted Dr. Chesney an option to purchase 5,000 shares of stock at $2.81 per share. On February 18, 2000, we granted Dr. Chesney an option to purchase 25,428 shares of stock at an exercise price of $4.35 per share. In connection with the hiring of Mr. Sellke as Chief Executive Officer, and pursuant to an amendment to Dr. Chesney’s Employment Agreement dated effective April 16, 1999, Dr. Chesney’s minimum annual salary was increased to $128,000, and Dr. Chesney waived the right to any adjustment to other types of compensation which may have otherwise resulted from such other type of compensation paid to Mr. Sellke.

      On December 22, 1999, we entered into employment agreements with Dennis L. Sellke, Charles F. Chesney, Greg H. Guettler and James S. Murphy, each with a two (2) year term. Under those agreements, Dennis L. Sellke was to serve as our Chief Executive Officer and receive a base salary of $160,000. Charles F. Chesney serves as our Executive Vice President, Chief Technology Officer and Secretary and receives a base salary of $141,500. Greg H. Guettler serves as our President and receives a base salary of $141,500. James S. Murphy serves as our Senior Vice President, Finance and Administration and Chief Financial Officer and receives a base salary of $128,000. The agreements provide for increases to the base salary based upon performance, as well as bonus and incentive payments and the opportunity to receive stock options for the purchase of our Common Stock. Further, each of the agreements has non-compete and confidentiality provisions which prohibit the employee from disclosing our confidential information and from competing with us or soliciting our employees for a period of one year following the termination of the employment relationship. If the agreement is terminated without cause before the two-year term is expired, we are obligated to continue making base salary payments until the expiration of the agreement or for a period of one (1) year, whichever is less. Upon a change of control which leads to termination of employment for reasons other than “for cause” or “good reason,” we are obligated to pay a severance payment based upon the base salary.

      On April 16, 1999, we granted Mr. Sellke a nonqualified Stock Option pursuant to our 1998 Option Plan to purchase 100,000 shares of stock at an exercise price of $2.94 per share; on September 8, 1997, we granted Mr. Guettler an option to purchase 150,000 shares of stock at an exercise price of $2.00 per share, on February 19, 1999, an option to purchase 5,000 shares of stock at an exercise price of $2.81 per share and, on February 18, 2000, an option to purchase 25,428 shares of stock at an exercise price of $4.35 per share; and on July 1, 1997, we granted Mr. Murphy an option to purchase 53,100 shares of stock, vesting monthly over the initial four-year period, at an exercise price of $2.00 per share, on February 19, 1999, an option to purchase 5,000 shares of stock at an exercise price of $2.81 per share and, on February 18, 2000, an option to purchase 23,124 shares of stock at an exercise price of $4.35 per share.

Certain Relationships and Related Transactions

      On October 30, 1995, we entered into a four-year consulting agreement with Stanley M. Finkelstein, Ph.D., one of the founders of our Company and currently our Chief Technical Consultant. The agreement was cancellable for any reason by either us or Dr. Finkelstein upon 60 days prior notice. Under the terms of the agreement, we agreed to grant Dr. Finkelstein nonqualified stock options to purchase 297,688 shares of Common Stock, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as technical liaison and spokesman for our arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of our Products. All of the shares underlying these options have been fully vested.

      Please see the section of this Proxy Statement entitled Compensation of Directors for a description of our consulting agreement with Dr. Cohn.

      Our management believes that the terms of these transactions are no less favorable to us than would have been obtained from a nonaffiliated third party for similar services. Any future transactions between us and any of our officers, directors or affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties. All future material affiliated transactions must be approved by a majority of the independent outside members of our Board of Directors who do not have an interest in the transactions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Pursuant to Section 16(a) under the Securities Exchange Act of 1934, our executive officers, directors and 10% shareholders (insiders) are required to file reports on Forms 3, 4, and 5 of their beneficial holdings and transactions in our Common Stock. To our knowledge, all insiders made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during fiscal year 2000.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP has served as independent auditors to the Company since 1997. The Audit Committee of the Board of Directors has again recommended Ernst & Young LLP to serve as independent auditors for fiscal year 2001. Although it is not required to do so, the Board of Directors desires to submit the appointment of Ernst & Young LLP for shareholder approval at the 2000 Annual Meeting.

      A representative of Ernst & Young LLP will be present at the 2000 Annual Meeting to answer appropriate questions.

      If a majority of shares of Common Stock is not voted to approve the appointment of Ernst & Young  LLP, the Board of Directors will reconsider its selection.

OTHER INFORMATION

Shareholder Proposals For 2001 Annual Meeting

      Any shareholder proposal intended for inclusion in the Company’s proxy material for the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on July 11, 2001.

      A shareholder who wishes to make a proposal for consideration at the 2001 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company. The notice must be received no later than September 24, 2001. If the notice is not timely, then the persons named on the Company’s proxy card for the 2001 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

      The Annual Report of the Company for the fiscal year ended June 30, 2000, which includes the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Form 10-KSB Annual Report, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

      The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of Common Stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by directors, officers and employees of the Company.

Other Matters

      As of the date of this Proxy Statement, management knows of no other matters that may come before the 2000 Annual Meeting. However, if matters other than those referred to above should properly come before the 2000 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Kenneth W. Brimmer

Kenneth W. Brimmer
Chairman of the Board of Directors

PROXY
[LOGO]
HYPERTENSION DIAGNOSTICS, INC.
ANNUAL MEETING OF SHAREHOLDERS — DECEMBER 8, 2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kenneth W. Brimmer and Charles F. Chesney, D.V.M., Ph.D., R.A.C., or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. to be held at the Hilton (Minneapolis/St. Paul Airport), 3800 East 80th Street, Minneapolis, Minnesota 55425, on December 8, 2000 at 10:00 a.m. Minneapolis, Minnesota time, and at any adjournment(s) thereof, and to vote, as designated below, all shares of Common Stock of Hypertension Diagnostics, Inc. held of record by the undersigned on October 24, 2000 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

      This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR Proposals 1 and 2. Please sign, date and return this proxy form using the enclosed envelope.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

HYPERTENSION DIAGNOSTICS, INC. 2000 ANNUAL MEETING OF SHAREHOLDERS

1.	ELECTION OF CLASS II DIRECTOR:	Greg H. Guettler	[ ] FOR the nominee listed to the left.	[ ] WITHHOLD AUTHORITY to vote for the nominee listed to the left.

2.	APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

		[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

	Dated: ____________________, 2000		Number of Shares ______________

Check appropriate box:

Address Change? [ ]	Name Change? [ ]	[ ] I plan to attend the meeting.

Indicate changes below:
	[	]
	[	]
	[	]

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person